Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This settlement agreement and release (“Agreement”), dated as of June 30, 2006, is entered into by and between Arena Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 6166 Nancy Ridge Drive, San Diego, California 92121 (“Arena”), and Smithfield Fiduciary LLC, a Cayman Islands limited liability company having its principal place of business at c/o Harmonic Fund Services, The Cayman Corporate Center, 4th Floor, 27 Hospital Road, George Town, Grand Cayman, Cayman Islands, British West Indies (“Smithfield”) (each, a “Party” and collectively the “Parties”):

Recitals

A.            The Parties have heretofore executed (i) that certain Securities Purchase Agreement dated as of December 24, 2003 (“Purchase Agreement”), and (ii) that certain Registration Rights Agreement dated as of December 24, 2003 (“Registration Rights Agreement”).

B.            Arena has heretofore issued to Smithfield (i) that certain Warrant No. 2 dated December 24, 2003 (“Warrant No. 2”), exercisable for 636,943 shares of common stock, par value $.0001 per share, of Arena (“Common Stock”) and (ii) that certain Warrant No. 4 dated April 22, 2005, exercisable for 192,913 shares of Common Stock (together with Warrant No. 2, the “Warrants”).

C.            Smithfield directed Arena to “issue Call Notices pursuant to Section 12(b) of the Warrants to redeem all of the unexercised portion of the Warrants in accordance with Section 12 of the Warrants” (the “Call Notice”).

D.            Arena delivered to Smithfield a Call Notice for “the unexercised portion of the Warrants for which an Exercise Notice has not yet been delivered prior to the Cancellation Date.”

E.             Smithfield delivered Exercise Notices to Arena to exercise the Warrants in full, along with payment of the exercise price under the Warrants, and demanded, pursuant to Section 12(d) of the Warrants, that Arena issue Exchange Warrants (as defined in the Warrants)

entitling Smithfield to purchase shares of Common Stock equal to the unexercised portion of the Warrants as of the date of the Call Notice.

F.             Arena issued 829,856 shares of Common Stock to Smithfield upon the exercise of the Warrants but did not issue Exchange Warrants.

G.            The Parties disagree whether Arena is obligated to issue Exchange Warrants to Smithfield pursuant to the Warrants (the “Dispute”).

H.            Without admitting or denying any liability and solely for purposes of compromise, the Parties now desire to resolve, compromise, and settle the claims and controversies between and among them on the terms and conditions set forth below.

NOW, THEREFORE, in light of the foregoing, and in consideration of the mutual promises and the releases contained herein, the sufficiency of which is acknowledged to be binding, the Parties agree as follows.

Article I

Key Definitions

The following capitalized terms shall have the meanings assigned below. Other definitions are set forth elsewhere in this Agreement.

Section 1.01           “Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. As used in this definition of Affiliate, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

Section 1.02           “Person” means any individual, partnership, corporation, limited liability company, trust, or other entity of any kind, whether domestic or foreign.

Section 1.03           “Transaction Documents” shall have the same meaning as set forth in Section 1.1 of the Purchase Agreement.

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Article II

Settlement Effective Date

Section 2.01           Settlement Effective Date. This Agreement will become effective and binding on the Parties on the first business day on which the parties have executed and delivered each of the documents set forth in Article III below (the “Settlement Effective Date”).

Article III

Execution of Documents; Timing of Deliveries; Conditions

Section 3.01           Deliveries by Arena. Following the execution of this Agreement, counsel for Arena shall promptly deliver to counsel for Smithfield:

(a)           a warrant, registered in the name of Smithfield, to purchase up to 829,856 shares of Common Stock at an initial exercise price of $15.49 per share, in the form attached hereto as Exhibit A and made a part of this Agreement (the “2006 Warrant”); and

(b)           an amendment to the Registration Rights Agreement, duly executed by Arena, in the form attached hereto as Exhibit B and made a part of this Agreement (the “2006 Amendment”).

Section 3.02           Deliveries by Smithfield. Following the delivery of the aforementioned documents in accordance with Section 3.01, counsel for Smithfield shall promptly deliver to counsel for Arena a copy of the 2006 Amendment, duly executed by Smithfield.

Section 3.03           Conditions. The 2006 Warrant and the 2006 Amendment are being issued in connection with this Agreement and shall not become effective or have any force or effect until the Settlement Effective Date as defined herein.

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Article IV

Releases

Section 4.01           Release By Arena In Favor of the Smithfield Released Parties. Effective upon the Settlement Effective Date, Arena, on behalf of itself and its successors and assigns, hereby releases and discharges Smithfield, its Affiliates, representatives, agents, employees, shareholders, officers, directors, managers, members, partners, successors, and assigns (“Smithfield Released Parties”) of and from any and all manner of action or actions, causes or causes of action, suits, debts, liens, contracts, agreements, liability, claims, demands, losses, costs or expenses, arising wheresoever in the world, of any nature whatsoever, whether known or unknown, and whether based on facts now known or unknown, which Arena, its Affiliates, subsidiaries and predecessors, and their respective successors and assigns, ever had, now have, or may ever have, against the Smithfield Released Parties concerning the Dispute, from the beginning of the world to the day and date of this Agreement, including, but not limited to: (a) any and all claims arising from or based on Smithfield’s demand for Exchange Warrants pursuant to Section 12(d) of the Warrants; (b) any and all claims arising from or based on Arena’s non-issuance of Exchange Warrants pursuant to Section 12(d) of the Warrants; and/or (c) any and all claims, on account of the Dispute, arising from or based on any contention that either Party has breached any provision of the Transaction Documents or defaulted on any of its obligations thereunder. For the avoidance of doubt, Arena does not waive, release, or discharge the Smithfield Released Parties from any of their obligations under this Agreement, the 2006 Warrant, or the 2006 Amendment.

Section 4.02           Release By Smithfield In Favor of the Arena Released Parties. Effective upon the Settlement Effective Date, Smithfield, on behalf of its successors and assigns, hereby releases and discharges Arena, its Affiliates, representatives, agents, employees, shareholders, officers, directors, managers, members, partners, successors, and assigns (“Arena Released Parties”) of and from any and all manner of action or actions, causes or causes of action, suits, debts, liens, contracts, agreements, liability, claims, demands, losses, costs or expenses, arising wheresoever in the world, of any nature whatsoever, whether known or unknown, and whether based on facts now known or unknown, which Smithfield, its Affiliates,

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subsidiaries and predecessors, and their respective successors and assigns, ever had, now have, or may ever have, against the Arena Released Parties concerning the Dispute, from the beginning of the world to the day and date of this Agreement, including, but not limited to: (a) any and all claims arising from or based on Smithfield’s demand for Exchange Warrants pursuant to Section 12(d) of the Warrants; (b) any and all claims arising from or based on Arena’s non-issuance of Exchange Warrants pursuant to Section 12(d) of the Warrants; and/or (c) any and all claims, on account of the Dispute, arising from or based on any contention that either Party has breached any provision of the Transaction Documents or defaulted on any of its obligations thereunder. For the avoidance of doubt, Smithfield does not waive, release, or discharge the Arena Released Parties from any of their obligations under this Agreement, the 2006 Warrant, or the 2006 Amendment.

Article V

Miscellaneous

Section 5.01           Cancellation of Warrants. Effective upon the Settlement Effective Date, any outstanding rights and obligations of the Parties under the Warrants are hereby cancelled.

Section 5.02           Registration of Warrant Shares. Promptly following the Settlement Effective Date, Arena shall prepare and file with the Securities and Exchange Commission a shelf registration statement covering the resale of all shares of Common Stock issuable upon exercise of the 2006 Warrant (the “2006 Warrant Shares”) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act with the 2006 Warrant Shares being treated as “Registrable Securities” in accordance with, and being governed by, the Registration Rights Agreement as amended herein and by the 2006 Amendment, the provisions and terms of which are applicable hereto mutates mutandis, as if the Company and Smithfield had executed such Registration Rights Agreement as of the Settlement Effective Date; provided, however, that (i) references in the Registration Rights Agreement to the initial Filing Date shall be deemed amended to mean 30 days after the Settlement Effective Date; (ii) Section 2(b) of the Registration Rights Agreement shall be deemed amended to require that the initial Registration Statement required to be filed hereunder shall cover the sale of the 2006 Warrant Shares; (iii)

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Sections 2(e) and 2(f) of the Registration Rights Agreement shall be deemed deleted and shall not apply; (iv) references in the Registration Rights Agreement to Purchaser Counsel shall be deemed amended to mean Schulte Roth & Zabel LLP; (v) references in the Registration Rights Agreement to the initial Required Effectiveness Date shall be deemed amended to mean 120 days after the Settlement Effective Date; and (vi) the limitations on liquidated damages (including the 1% and 2% calculations and the 10% cap) set forth in Section 2(c) of the Registration Rights Agreement and the 2006 Amendment (amending Section 2(c) of the Registration Rights Agreement) shall apply on an aggregate basis (and not on an individual basis) to the registration rights granted under this Section 5.02 and the Registration Rights Agreement.

Section 5.03           Waiver By Smithfield of Right of First Refusal. Effective upon the Settlement Effective Date, Smithfield waives its right of first refusal, pursuant to Section 4.7 of the Purchase Agreement, with respect to a warrant, substantially identical in all material respects in form to the 2006 Warrant, that Arena may issue to Mainfield Enterprises, Inc. (or its successors and assigns) (“Mainfield”), provided, however, that such warrant shall contain the following material terms: (a) an exercise price that is not less than 130% percent of the arithmetic average of the Volume Weighted Average Prices (as defined in the Purchase Agreement) of Common Stock for the five Trading Days immediately prior to the date of issuance; (b) a term of no more than seven (7) years from the date of issuance; and (c) the number of shares issuable upon exercise shall be no more than 1,106,344 (as the same may be adjusted in accordance with the terms of the warrant) (the “Mainfield Exchange Warrant”). For clarity, the term “Excluded Stock” as used in the Transaction Documents shall include any issued or issuable Underlying Shares (including any Underlying Shares issuable upon exercise of any Exchange Warrants or warrants issued upon the exercise of the Unit Warrants), Series B Preferred Stock, warrants issued upon exercise of the Unit Warrants, Exchange Warrants and Unit Warrants issued under the Transaction Documents (as such capitalized terms not otherwise defined herein are defined in the Purchase Agreement).

Section 5.04           Compliance By Arena With Disclosure Obligations. The Parties acknowledge Arena’s obligation to make all public disclosures required by the Nasdaq rules, the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), and other applicable

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law, including, but not limited to, the public filing of this Agreement and/or the terms thereof with the Securities and Exchange Commission. On or before 5:30 p.m., New York Time, on the third Business Day following the date of this Agreement, Arena shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the material agreements in connection herewith (including all attachments, the “8-K Filing”). Neither Arena, any of its subsidiaries or any of its respective officers, directors, employees or agents has provided material nonpublic information (determined as of immediately after the 8-K Filing) to Smithfield other than the information that will be disclosed in the 8-K Filing. Arena shall not be in breach of this Section to the extent Smithfield received material, nonpublic information through its solicitation of such information from Persons that are not executive officers or directors of the Company.

Section 5.05           Notices. All notices, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) when personally delivered; (b) upon receipt during normal business hours, otherwise on the first business day thereafter, if transmitted by facsimile with confirmation of receipt; (c) when mailed by certified mail, return receipt requested, postage prepaid; or (d) when sent by overnight courier; in each case, to the following addresses, or to such other addresses as a Party may from time to time specify by notice to the other Party given pursuant hereto.

If to Smithfield, to:

c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019
Facsimile No.: (212) 287-4720
Telephone No.: (212) 751-0755
Attn: Ari J. Storch/ Adam J. Chill

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone:            (212) 756-2000
Facsimile:               (212) 593-5955
Attention:              Alan R. Glickman, Esq./Eleazer N. Klein, Esq.

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If to Arena, to:

6166 Nancy Ridge Drive
San Diego, California 92121
Facsimile No.: (858) 677-0065
Telephone No.: (858) 453-7200
Attn: General Counsel

Section 5.06           Cooperation. The Parties will cooperate fully and will execute any and all supplementary documents and will take all reasonable actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

Section 5.07           No Assignment. Each Party represents and warrants that, as of the date of this Agreement and as of the Settlement Effective Date, it has not and will not have assigned, encumbered, hypothecated or transferred, or purported to assign, encumber, hypothecate or transfer, to any other Person or entity in any manner, including by way of subrogation, (a) any of the claims and rights that are the subject of the releases set forth in Article IV, above, or (b) any rights under the Transaction Documents.

Section 5.08           Representation By Counsel. Each Party represents and warrants that (a) it has been represented by counsel in connection with entering into this Agreement, (b) it has carefully read this Agreement and knows the contents thereof; and (c) it has freely and voluntarily caused this Agreement to be signed.

  Section 5.09         Authority to Enter Into Agreements. Each Party represents and warrants that this Agreement, the 2006 Warrant and the 2006 Amendment to which such Party is a party have been duly and validly authorized, by all necessary action on the part of such Party, executed and delivered on behalf of such Party and shall constitute the legal, valid and binding obligations of such Party enforceable against such Party in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 5.10           No Admission of Liability. This Agreement is not an admission of any liability but is a compromise and nothing contained in this Agreement shall be deemed,

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construed or treated in any respect as an admission or representation by any Party hereto of any liability or obligation of any kind for any purpose.

Section 5.11           Attorneys’ Fees/Expense Reimbursement. Each Party shall be responsible for the payment of its own attorneys’ fees and costs and all of its expenses in connection with the Dispute and the matters referred to in this Agreement, including the preparation of this Agreement.

Section 5.12           Construction. The Parties  acknowledge that they have all participated in the drafting of this Agreement and that no Party shall be deemed to be the drafter of this Agreement for any purpose. Accordingly, this Agreement shall be interpreted and construed in a neutral manner in accordance with the plain meaning of the language contained herein and shall not be presumptively construed against any Party.

Section 5.13           Governing Law/Venue/Service of Process/Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any matter permitted by law. The Parties hereby waive all rights to a trial by jury.

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Section 5.14           Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein.

Section 5.15           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 5.16           Scope of Agreement/No Third-Party Beneficiaries. Except as provided in the releases contained in Article IV, nothing in this Agreement shall confer or be deemed to confer any rights on any Person not a Party hereto. This Agreement is intended for the benefit of the Parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.17           Captions. The captions of this Agreement are for convenience only and are not a part of the Agreement and do not in any way limit or amplify the terms and provisions of this Agreement and shall have no effect on its interpretation.

Section 5.18           Counterparts. This Agreement may be executed in counterparts, by either an original signature or signature transmitted by facsimile transmission or other similar process and each copy so executed shall be deemed to be an original and all copies so executed shall constitute one and the same agreement.

Section 5.19           Modification. This Agreement may not be modified, amended or supplemented by the Parties except by written agreement of those Parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOW]

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first listed above.

ARENA PHARMACEUTICALS, INC.

By:	/s/ Jack Lief
Name:	Jack Lief
Title:	President and Chief Executive Officer

SMITHFIELD FIDUCIARY LLC

By:	/s/ Scott Wallace
Name:	Scott Wallace
Title:	Authorized Signatory

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Exhibit A

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

ARENA PHARMACEUTICALS, INC.

WARRANT

Warrant No. 5	Dated: June 30, 2006

Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, Smithfield Fiduciary LLC or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 829,856 shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $15.49 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the Effective Date (as defined below) and through and including the seven (7) year anniversary of the Effective Date (the “Expiration Date”), and subject to the following terms and conditions.

1.             DEFINITIONS. In addition to the terms defined elsewhere in this warrant to purchase shares of Company Common Stock (the “Warrant”), capitalized terms that are not otherwise defined herein have the meanings given to such terms in that certain Securities Purchase Agreement, dated as of December 24, 2003, by and among the Company and the Purchasers identified therein, as it may be amended from time to time (the “Purchase Agreement”). This Warrant is being issued in connection with that certain Settlement Agreement and Release by and between the Company and the Holder, dated as of June 30, 2006 (the “Settlement Agreement”), and shall not become effective or have any force or effect until the Settlement Effective Date as defined in the Settlement Agreement (the “Effective Date”).

2.             REGISTRATION OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             REGISTRATION OF TRANSFERS. Subject to Section 4.1 of the Purchase Agreement, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.             EXERCISE AND DURATION OF WARRANT.

(a)           This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Effective Date to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)           A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to  Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.             DELIVERY OF WARRANT SHARES.

(a)           Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b)           This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third Trading Day the date on which delivery of such certificate is required by this Warrant, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then in the Holder’s sole discretion, the Company shall within three Trading Days after the Holder’s request, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(d)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant  as required pursuant to the terms hereof.

6.             CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.             REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, or a Holder fails to deliver such certificate as may otherwise be provided herein, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8.             RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.             CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of  one outstanding share of Common Stock, as determined by the Company’s independent certified public accountants that regularly examine the financial statements of the Company (an “Appraiser”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the applicable Exercise Price, at the request of any Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Company will hold the Distributed Property in escrow and deliver to such Holder, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date within 3 Trading Day following exercise of this Warrant.

(c)           Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a “going private” transaction as defined in Rule 13e-3 under the Exchange Act, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase this Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

(d)           Subsequent Equity Sales.

(i)            If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Company per share of Common Stock (the “Effective Price”) less than $6.72 (“Adjustment Price”), then the Exercise Price shall be reduced to equal the product of (A) the Exercise Price in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents times (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock which the aggregate Effective Price of the Common Stock issued (or deemed to be issued) would purchase at the Adjustment Price, and the denominator of which is the aggregate number of shares of Common Stock outstanding or deemed to be outstanding immediately after such issuance. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents, and (D) to the extent that any such Common Stock Equivalents expire before fully converted, exercised or exchanged, the Exercise Price will be readjusted to reflect such expiration.

(ii)           If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

(iii)         Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any Excluded Stock.

(e)           Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(f)            Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(g)           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(h)           Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.          PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if, on any Exercise Date occurring after the Effective Date of the initial Underlying Shares Registration Statement, the Underlying Shares Registration Statement is not effective, the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

11.          LIMITATION ON EXERCISE. (a)  Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). Each delivery of an Exercise Notice by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

(b)           Notwithstanding anything to the contrary contained herein, the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents and this Warrant at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 5,121,877 shares (the “Issuable Maximum”), unless the Company obtains shareholder approval in accordance with the rules and regulations of the Trading Market. If, at the time a Holder requests an exercise of this Warrant, the Actual

Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Holder requesting such exercise a number of shares of Common Stock not exceeding such Holder’s pro-rata portion of the Issuable Maximum (based on such Holder’s share of the aggregate purchase price paid under the Purchase Agreement and taking into account any Warrant Shares and shares of Common Stock issued upon exercise of other Company warrants previously issued to such Holder), and the remainder of the Warrant Shares issuable in connection with such exercise or conversion (if any) shall constitute “Excess Shares” pursuant to Section 11(c) below. For the purposes hereof, “Actual Minimum” shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents and this Warrant, ignoring any limits on the number of shares of Common Stock that may be owned by a Holder at any one time.

(c)           In the event that any Holder’s receipt of shares of Common Stock upon exercise of this Warrant is restricted based on the Issuable Maximum, the Company shall either:  (i) use best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is reasonably possible, but in any event not later than the 75th day after the event giving rise to such Excess Shares, or (ii) within five Trading Days after such event, pay cash to such Holder, as liquidated damages and not as a penalty, in an amount equal to the Black Scholes value of this Warrant with respect to the portion of this Warrant which is unexercisable due to the Issuable Maximum after giving effect to the limitations in Section 11(b), measured as of the date of such event or, if greater, the date of payment (such difference, the “Cash Amount”). No shares of Common Stock that were issued pursuant to the Transaction Documents or this Warrant may be entitled to vote to approve the issuance of such Excess Shares. If the Company elects the first option under the first sentence of this Section 11(c) and the Company fails to obtain the required shareholder approval on or prior to the 75th day after such event, then within five Trading Days after such 75th day, the Company shall pay the Cash Amount to such Holder, as liquidated damages and not as a penalty. The portion of this Warrant in respect of which the Cash Amount has been paid shall be cancelled and retired and the Company shall have no further obligation with respect thereto.

12.          FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

13.          NOTICES. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.

14.          WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.          MISCELLANEOUS.

(a)           Subject to the restrictions on transfer set forth on the first page hereof and in the Purchase Agreement, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)           The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c)           Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced in accordance with the laws of the state of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The company hereby waives all rights to a trial by jury.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

Arena Pharmaceuticals, Inc.

By:
Name:
Title:

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  Arena Pharmaceuticals, Inc.

The undersigned is the Holder of Warrant No. _______________ (the “Warrant”) issued by Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.             The Warrant is currently exercisable to purchase a total of _________________________ Warrant Shares.

2.             The undersigned Holder hereby exercises its right to purchase _____________________ Warrant Shares pursuant to the Warrant.

3.             The Holder intends that payment of the Exercise Price shall be made as (check one):

“Cash Exercise”

“Cashless Exercise”

4.             If the holder has elected a Cash Exercise, the holder shall pay the sum of $__________ to the Company in accordance with the terms of the Warrant.

5.             Pursuant to this exercise, the Company shall deliver to the holder ___________________ Warrant Shares in accordance with the terms of the Warrant.

6.             Following this exercise, the Warrant shall be exercisable to purchase a total of ___________________ Warrant Shares.

Dated:  ____________, ____                                           Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the within Warrant to purchase __________ shares of Common Stock of Arena Pharmaceuticals, Inc. to which the within Warrant relates and appoints _________________________ attorney to transfer said right on the books of Arena Pharmaceuticals, Inc. with full power of substitution in the premises.

Dated:  ____________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

Exhibit B

Amendment to Registration Rights Agreement

This Amendment to Registration Rights Agreement (this “Amendment”), dated as of June 30, 2006, is entered into by and among Arena Pharmaceuticals, Inc. (the “Company”) and Smithfield Fiduciary LLC (“Purchaser”).

 WHEREAS, the Company, Purchaser and Mainfield Enterprises, Inc. (“Mainfield”) are parties to that certain Registration Rights Agreement, dated as of December 24, 2003, as it may be amended from time to time (the “Registration Rights Agreement”); and

WHEREAS, in accordance with Section 6(b) of the Registration Rights Agreement, the Company and Purchaser, and by a separate agreement dated as of the date hereof, the Company and Mainfield, desire to amend the Registration Rights Agreement as provided herein and therein.

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.               The first sentence of Section 2(c) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

Upon the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Holders (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid under the Purchase Agreement for the Securities held by such Holder for each of the first and second months and 2.0% for each month thereafter; provided, however, that the maximum amount payable by the Company as liquidated damages in respect of all such Events (including, but not limited to, any Events relating to Registrable Securities issued or issuable pursuant to the 2006 Warrant, as defined in that certain Settlement Agreement and Release, dated as of the date hereof, between the Company and Purchaser) shall be capped at 10% of the aggregate purchase price paid by each Holder under the Purchase Agreement for the Securities.

2.               The Registration Rights Agreement shall continue in full force and effect except to the extent modified herein.

3.               This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

4.               This Amendment shall become effective provided that Mainfield has executed an amendment substantially identical in all material respects to this Amendment.

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2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Arena Pharmaceuticals, Inc.

By:
Name:
Title:

Smithfield Fiduciary LLC

By:
Name:
Title:

3